Exhibit 99.3

Introduction to Unaudited Pro Forma Combined Financial Statements

On July 17, 2013, Health Plan Intermediaries Holdings, LLC (“HPIH”), a partially-owned consolidated subsidiary of Health Insurance Innovations, Inc. (“HII”) consummated a Stock Purchase Agreement (the “Purchase Agreement”) with the principal owners (collectively, the “Sellers”), pursuant to which we acquired from the Sellers all of the outstanding equity of each in Sunrise Health Plans, Inc., a licensed insurance broker, Sunrise Group Marketing, Inc., a call center and sales lead management company, and Secured Software Solutions, Inc., an intellectual property holding company (collectively, “Secured”), for a cash payment of $10.0 million plus an aggregate of $6.5 million of contingent consideration. The funding of the $10.0 million cash portion of the purchase price was provided primarily from net proceeds from HII’s initial public offering (“IPO”) in February 2013.

References to “we,” “our,” or “the Company” refer to HII and its subsidiaries. For greater detail regarding our organizational structure, see “Item 1. Business—Our History and the Reorganization of Our Corporate Structure” set forth in our annual report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2013.

Health Insurance Innovations, Inc. Organizational Structure

HII is a holding company owning as its principal asset Series A Membership Interests in HPIH. HPIH has two series of outstanding equity: Series A Membership Interests, which may only be issued to HII, as sole managing member, and Series B Membership Interests. The Series B Membership Interests are held by entities beneficially owned by Michael Kosloske, HII’s Chairman, President and Chief Executive Officer. As of June 30, 2013, (i) the Series A Membership Interests held by Health Insurance Innovations, Inc. represent 38.3% of the outstanding membership interests, 38.3% of the economic interests and 100% of the voting interests in HPIH and (ii) the Series B Membership Interests held by the entities beneficially owned by Mr. Kosloske represent 61.7% of the outstanding membership interests, 61.7% of the economic interests and no voting interest in HPIH.

Description of Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined balance sheet as of June 30, 2013 combines our historical balance sheet as of June 30, 2013, as filed with the Securities and Exchange Commission (“SEC”) in our report on Form 10-Q, with Secured’s unaudited historical consolidated balance sheet of as of June 30, 2013, giving effect to the acquisition as if it had occurred on June 30, 2013, using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined statement of operations for the six months ended June 30, 2013 combine our historical consolidated statement of operations for the six months ended June 30, 2013, as filed with the SEC in our quarterly report on Form 10-Q, with Secured’s unaudited historical consolidated statement operations for the six months ended June 30, 2013, giving effect to the acquisition as though it had occurred at the beginning of the period presented, using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements. The pro forma calculations do not consider $194,000 of costs incurred by us related to the acquisition during the six months ended June 30, 2013.

The unaudited pro forma combined statement of operations for the year ended December 31, 2012 combine the historical consolidated statement of operations of Health Plan Intermediaries, LLC, the owner of HPIH prior to the IPO for the year ended December 31, 2012, as filed with the SEC in our annual report on Form 10-K, with Secured’s audited historical consolidated statement operations for the year ended December 31, 2012, giving effect to the acquisition as though it had occurred at the beginning of the period presented, using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.

The unaudited pro forma financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the transaction. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and accompanying notes of Secured and HII.

The unaudited pro forma financial statements should not be taken as representative of the future consolidated results of operations or financial condition of HII.

Unaudited Pro Forma Combined Balance Sheet

As of June 30, 2013

($ in 000’s, except share amounts)

	Health Insurance Innovations, Inc. Historical	Sunrise Health Plans, Inc. Historical	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$27,979	$87	$(8,500	) (a)	$19,566
Cash held on behalf of others	4,213	—	—		4,213
Credit card transactions receivable	1,073	—	—		1,073
Short-term investments	20,491	—	—		20,491
Accounts receivable	196	450	(406	) (b)	240
Advanced commissions	2,479	—	(1,500	) (c)	854
			(125	) (b)
Prepaid expenses and other current assets	615	3	—		618

Total current assets	57,046	540	(10,531)		47,055

Property and equipment, net of accumulated depreciation	268	130	—		398
Goodwill	5,906	—	11,137	(d)	17,043
Intangible assets, net of accumulated amortization	3,508	94	3,222	(e)	6,730
			(94	) (f)
Other assets	28	—	—		28

Total assets	$66,756	$764	$3,734		$71,254

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$1,213	$331	(407	) (b)	1,137
Carriers and vendors payable	3,380	—	—		3,380
Commissions payable	1,695	—	—		1,695
Deferred revenue	—	834	(834	) (g)	—
Investor advance	—	1,500	(1,500	) (c)	—
Current portion of noncompete obligation	129	—	—		129
Income taxes payable	1,295	—	—		1,295
Other current liabilities	460	—	—		460

Total current liabilities	8,172	2,665	(2,741)		8,096

Notes payable	—	—	1,523	(h)	1,523
Contingent equity consideration	—	—	3,051	(i)	3,051
Noncompete obligation	588	—	—		588
Due to member of Health Plan Intermediaries, LLC	359	—	—		359
Other liabilities	57	—	—		57

Total liabilities	9,176	2,665	1,833		13,674

Commitments and contingencies

Stockholders’ equity:
Class A common stock (par value $0.001 per share, 100,000,000 shares authorized; 5,309,594 shares issued and outstanding)	5	—	—		5
Class B common stock (par value $0.001 per share, 20,000,000 shares authorized; 8,556,667 shares issued and outstanding)	9	—	—		9
Preferred stock (par value $0.001 per share, 5,000,000 shares authorized; 0 shares issued and outstanding)	—	—	—		—
Additional paid-in capital	25,262	93	(93	) (j)	25,262
Accumulated other comprehensive loss	(15)	—	(1	) (k)	(36)
Accumulated deficit	(4,092)	(1,994)	1,994	(j)	(4,092)
Noncontrolling interests	36,411	—	1	(k)	36,432

Total stockholders’ equity	57,580	(1,901)	1,901		57,580

Total liabilities and stockholders’ equity	$66,756	$764	$3,734		$71,254

Unaudited Pro Forma Combined Statement of Operations

For the Six Months Ended June 30, 2013

($ in 000’s, except per share data)

	Health Insurance Innovations, Inc. Historical	Sunrise Health Plans, Inc. Historical	Pro Forma Adjustments		Pro Forma Combined

Revenues (premium equivalents of $46,279 for the six months ended June 30, 2013)	$26,069	$4,565	$(2,945	) (l)	$27,689

Third-party commissions	$16,510	$408	$(2,816	) (l)	$14,102
Credit cards and ACH fees	548	—	—		548
Contract termination expense	5,500	—	—		5,500
General and administrative expenses	9,662	2,252	(129	) (l)	12,110
			325	(m)
Depreciation and amortization	490	26	372	(n)	888

Total operating costs and expenses	32,710	2,686	(2,248)		33,148

(Loss) income from operations	$(6,641)	$1,879	$(697)		$(5,459)

Other expense:
Interest expense	21	—	—		21
Other expense	384	—	—		384

Net (loss) income before income taxes	(7,046)	1,879	(697)		(5,864)
Income tax expense	1,295	—	512	(o)	1,807

Net (loss) income	(8,341)	1,879	(1,209)		(7,671)
Net (loss) income attributable to noncontrolling interests	(4,249)	—	840	(p)	(3,409)

Net (loss) income attributable to Health Insurance Innovations, Inc.	$(4,092)	$1,879	$(2,049)		$(4,262)

Per share data:
Net loss per share attributable to Health Insurance Innovations, Inc.
Basic	$(0.86)				$(0.90)

Diluted	$(0.86)				$(0.90)

Weighted average shares outstanding
Basic	4,750,000				4,750,000
Diluted	4,750,000				4,750,000

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2012

($ in 000’s)

	Health Plan Intermediaries, LLC Historical	Sunrise Health Plans, Inc. Historical	Pro Forma Adjustments		Pro Forma Combined

Revenues (premium equivalents of $75,872 for the year ended December 31, 2012)	$41,940	$9,568	$(6,170	) (l)	$44,486
			(852	) (q)

Third-party commissions	$27,858	$719	$(5,950	) (l)	$22,627
Credit cards and ACH fees	963	—	—		963
General and administrative expenses	8,611	8,481	(220	) (l)	14,197
			507	(r)
			(3,182	) (s)
Depreciation and amortization	1,012	47	743	(n)	1,802

Total operating costs and expenses	38,444	9,247	(8,102)		39,589

Income from operations	$3,496	$321	$1,080		$4,897

Other expense (income):
Interest expense	271	—	—		271
Other income	(35)	—	—		(35)

Net income	3,260	321	1,080		4,661
Net loss attributable to noncontrolling interests	(89)	—	—		(89)

Net income attributable to Health Plan Intermediaries, LLC	$3,349	$321	$1,080		$4,750

Notes to the Adjustments to the Pro Forma Combined Balance Sheet:

(a)	To record cash consideration paid at closing of the acquisition.
(b)	To eliminate HII’s advanced commission payment and accounts payable due to Secured and Secured’s accounts receivable from and accounts payable from HII.
(c)	To eliminate advance payments made to Secured which were included in the cash consideration for the acquisition.
(d)	To record the estimated value of acquired goodwill. (See Note 1).
(e)	To record the estimated fair value of acquired identifiable intangible assets. (See Note 2).
(f)	To remove historical net book value of intangibles acquired.
(g)	To adjust the estimated fair value of Secured’s deferred revenue to zero as HII will have no cost of performance related to Secured’s deferred revenue from advanced commissions.
(h)	To record estimated fair value of contingent consideration in the form of a note payable.
(i)	To record estimated fair value of contingent consideration in the form of HII Class A common stock.
(j)	To eliminate the equity accounts of Secured.
(k)	To allocate accumulated other comprehensive income to noncontrolling interests.

Notes to the Adjustments to the Pro Forma Combined Statements of Operations:

(l)	To eliminate revenues and costs incurred in transactions between HII and Secured.
(m)	To record salary expense that would have been paid to the Owners pursuant to employment agreements entered into with HII.
(n)	To record amortization expense on acquired intangible assets and remove historical amortization expense of acquired intangible assets.
(o)	To record the income tax effect on the pro forma earnings before income taxes (which includes other pro forma adjustments described herein). The pro forma adjustment for income tax reflects a provision of 37.8% on the portion of pro forma earnings before income taxes that are beneficially owned by HII.
(p)	To record the pro forma income related to noncontrolling interests related to the acquisition.
(q)	To adjust Secured’s revenue to conform to HII’s accounting policy for revenue recognition. This adjustment reflects the change from immediately recognizing revenue for advanced commission payments, subject to a reserve for cancelled policies, to deferring the revenues in a liability account.
(r)	To adjust Secured’s accounting for marketing sales leads to conform to HII’s accounting policy. This adjustment reflects the change from capitalizing marketing sales leads and amortizing the asset over a three-year period to expensing the marketing sales lead costs as incurred.
(s)	To reduce expenses related to additional compensation to the Owners. The amount of these payments during the year ended December 31, 2012 was $3.8 million. This amount is offset by $650,000 of salary expense that would have been paid to the Owners as salary pursuant to employment agreements entered into with HII.

Note 1. The estimated preliminary purchase price allocation as of June 30, 2013 resulting from the acquisition is accounted for under the acquisition method of accounting. The total purchase price is allocated to assets acquired and liabilities assumed based on the estimated fair value of Secured’s tangible and intangible assets and liabilities as of June 30, 2013. The excess of the purchase price over the net tangible and intangible assets is recorded as goodwill. We have made an preliminary estimated allocation of the purchase price based on the unaudited historical balance sheet of Secured as of June 30, 2013 as follows:

Cash consideration	$10,000
Contingent Consideration:
Note payable, at fair value	1,523
Class A Common Stock, at fair value	3,051
Total contingent consideration	4,574

Total consideration	$14,574

Fair value of net assets acquired:
Cash and cash equivalents	$87
Accounts receivable	453
Property and equipment, net	130
Brand	76
Noncompete agreements	99
Customer relationships - distributors	953
Customer relationships - direct	763
Capitalized software	1,331
Accounts payable and accrued expenses	(455)

Net assets acquired	3,437

Preliminary allocation to goodwill	$11,137

Note 2. The preliminary estimated fair value and useful lives of identified intangible assets as reflected in the pro forma financial statements is as follows (in 000’s):

	Estimated Fair Value	Estimated Useful Life (years)	Annual Amortization Expense
Brand	$76	3	$25
Noncompete agreements	99	3	33
Customer relationships - distributors	953	15	64
Customer relationships - direct	763	2	382
Capitalized software	1,331	5	266

	$3,222		$770

The estimated amortization expense for the next five years, on a pro forma basis, is as follows (in 000’s):

2013	$385
2014	770
2015	579
2016	359
2017	329
Thereafter	800

$3,222